Media Contact:
Jay Nalbach, CMO
(503) 387-3941
pr@crailar.com

Investor Relations Contact:
Ted Sanders, CFO
(503) 387-3941
ir@crailar.com

CRAiLAR Technologies Adds Hemp Fiber To Global Product Offering
U.S. Farm Bill Signals Growing Allowance of Hemp Cultivation in the U.S.

Portland, Ore. (February 24, 2014) - CRAiLAR Technologies Inc. (TSXV: CL) (OTCQB: CRLRF), which produces and markets CRAiLAR(R) Flax fiber The Friendliest Fiber On The Planet(TM), today announced that it has begun the production of CRAiLAR(R) Hemp fiber alongside its award winning CRAiLAR(R) Flax production in Europe. CRAiLAR's current customer base will be offered CRAiLAR(R) Hemp fiber for immediate availability

"As the expansion and upgrades of CRAiLAR's European facility continue, the opportunity to procure and process hemp fiber using CRAiLAR's patented technologies was at our doorstep", said Ken Barker, CEO of CRAiLAR. "As most of our customers and investors know, our technologies were initially created to process hemp fiber, and it is now in Europe that good quality hemp feedstock is available and ready to produce. This sets up CRAiLAR perfectly for continued production growth here in Europe, and opens the doors to US production, when and where the laws and regulations fully allow for hemp's cultivation and harvest. We've seen a thoroughly positive response to hemp in product categories such as work-wear, home furnishings, industrial and non-woven fabrics. We are by no means changing focus away from our superior flax fibers, rather, expanding our product offer through the means of our newly improved and expanded facility."

Additionally, CRAiLAR announces that Miljenko Horvat has resigned as a director of the company. Mr. Horvat has been a director since February 2006 and has also served as CRAiLAR's non-executive Chairman of the Board.

"We respect Miljenko's decision but we will miss his continuous flow of ideas and close friendship." said Barker. "We would like to thank Miljenko for his great array of contributions and we appreciate and look forward to his ongoing support."

About CRAiLAR Technologies Inc.
CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to IKEA, HanesBrands, Georgia-Pacific, Tuscarora Yarns, Target Corp., Cone Mills Cotswold Industries and Kowa Company for commercial use, and to Levi Strauss & Co., Ashland, PVH Corp. and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Safe Harbor Statement
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ materially from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: completion of a definitive agreement and acquisition of the European Wet Processing facility, any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Media Contact:
Jay Nalbach, CMO
(503) 387 3941
pr@crailar.com

Investor Relations Contact:
Ted Sanders, CFO
(503) 387-3941
ir@crailar.com

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